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SpectRx, Inc.                                                      EXHIBIT 11.1
COMPUTATION OF LOSS PER SHARE
(in thousands, except per share data)



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
                                                                                           Nine months
                                                                                           September 30,
                                                                                    ------------------------
                                                                                      1999              2000
                                                                                    --------          -------
Net Loss available to
  Common shareholders .....................................................          (5,399)          (6,406)

Weighted average Common Stock
outstanding during the period .............................................           8,024            8,406
Basic and Diluted
                                                                                     ------           ------

Loss Per Share Basic and Diluted ..........................................          $(0.67)          $(0.76)
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